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                                                                     Exhibit 3.3




                            CERTIFICATE OF AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          CAREER EDUCATION CORPORATION
                          ----------------------------

                  (originally incorporated on January 5, 1994)

          CAREER EDUCATION CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY THAT:

          1. In accordance with the provisions of Section 242 of the DGCL, an amendment to the Amended and Restated Certificate of Incorporation of this Corporation has been duly adopted by the Board of Directors of this Corporation and by the stockholders of this Corporation at the Special Meeting of Stockholders held on September 17, 2001.

          2. Said amendment amends subparagraph A of Article IV of the Amended and Restated Certificate of Incorporation so that, as amended, subparagraph A of
Article IV shall read in its entirety as follows:

               "A. Authorized Capital Stock.
                   ------------------------

               Effective upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

         ---------------------- ------------------- -----------------------
                                     NUMBER OF
                CLASS                 SHARES              PAR VALUE
                                    AUTHORIZED            PER SHARE
         ---------------------- ------------------- -----------------------
             Common Stock           150,000,000             $ 0.01
             Preferred Stock          1,000,000             $ 0.01"



                                      * * *

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its President on September 17, 2001.

                                       CAREER EDUCATION CORPORATION

                                       By: /s/ John M. Larson
                                           -------------------------------------
                                           John M. Larson
                                           Chairman of the Board, President and
                                           Chief Executive Officer